                                                                    Exhibit 99.1

For Immediate Release:             Contact:   Michael D. Ketcham
                                              Executive Vice President,
                                              CFO and Treasurer
                                              (703) 610-1400
                                              Email: mike.ketcham@wmfg.com

             The WMF Group Reports Net Income for Fourth Quarter and
                          Announces New Credit Facility

VIENNA, Va., February 10, 1999 -- The WMF Group, Ltd. (the "Company") today reported net income of $603,000 for the quarter ended December 31, 1998 or $0.11 per share, a 16% decrease from the same period in 1997. Total revenue for the fourth quarter was $22.7 million, a $7.6 million or 50% increase over the prior year's fourth quarter results. Loan originations totaled approximately $1.06 billion for the fourth quarter of 1998, up 63% from $655 million for the same period in 1997.

Fourth quarter results were affected by the recognition of expenses associated with the reorganization and recapitalization of the Company. These expenses, totaling approximately $2.0 million, consist primarily of recapitalization, severance, legal and other advisory costs. Also during the fourth quarter, the Company recorded approximately $1.6 million in tax benefits due primarily to state taxes related to the losses at WMF Capital Corp.

"Our core mortgage banking operations had an excellent fourth quarter, setting new records in loan originations and profitability," said Shekar Narasimhan, the Company's president and chief executive officer. He added, "We made significant progress in implementing our previously announced recapitalization plan." In the fourth quarter, the WMF Group raised $16.7 million through a private placement with its principal shareholders, affiliates of Harvard Private Capital Holdings, Inc. and Capricorn Investors II, L.P., and filed a registration statement to raise up to $14.1 million of additional equity through a shareholder's rights offering. All proceeds from the equity placement were used to repay a portion of a $20 million subordinated loan held with COMIT, a REIT of which the Company owns approximately 20%. Additionally, the Company continued implementation of its expense reduction program, which is targeted to achieve savings of $7.5 million from previously anticipated levels in 1999.

The Company also announced today that it has entered into a $200 million syndicated credit facility with Residential Funding Corporation, LaSalle National Bank and Bank United. This new facility consists of a one-year $150 million revolving warehouse line of credit, a three-year $25 million revolving credit line, and a five-year $25 million term loan.
                                    --more--
For 1998, the Company reported a net loss of $33.3 million, or $6.38 per share, compared to net income of $2.4 million or $0.57 per share in 1997. Total revenue was $73.5 million in 1998, up 65% from $44.6 million for the year ended December 31, 1997. Loan originations increased 89% to $4.35 billion in 1998. According to Narasimhan, "Our mortgage banking business had a successful year in 1998. Unfortunately, this performance was diminished by WMF Capital Corp.

losses, which resulted from unprecedented volatility in U.S. Treasury bond interest rates and commercial mortgage backed security spreads during the third quarter. Our national origination system, strategic investor relationships, and underwriting expertise along with the capital from our previously announced shareholder rights offering and new bank lines position the Company well in 1999."

MORTGAGE BANKING operations (which includes corporate administration) reported $3.6 million in earnings before non-operating interest expense and taxes for the quarter ended December 31, 1998, an increase of $1.9 million or 120% from the same period in 1997. Earnings before non-operating interest expense and taxes for the year ended December 31, 1998 was $8.4 million, up $2.9 million or 52% from the year ended December 31, 1997. Revenue for the years ended December 31, 1998 and 1997 was $67.5 million and $44.6 million, respectively, an increase of $22.9 million, or 51%. A $2.0 million gain on the sale of servicing during the fourth quarter of 1998 contributed to the earnings increase, but was offset by reorganization and recapitalization costs of $1.7 million during the same quarter. Mortgage Banking also incurred a $1.3 million loss related to an interest rate lock agreement, which was terminated in the third quarter of 1998. Mortgage Banking reported a $1.2 billion increase in its servicing portfolio in 1998, from $10.9 billion at December 31, 1997 to $12.1 billion at December 31, 1998.

CAPITAL MARKETS reported a $2.6 million loss before non-operating interest expense and taxes for the quarter ended December 31, 1998, and a $56.9 million loss for the year then ended. The loss for the quarter primarily resulted from operating costs, unrealized losses on loan commitments and other expenses incurred in connection with the curtailment of conduit operations at WMF Capital Corp. Additionally, Capital Markets incurred approximately $341,000 of severance costs associated with reorganization of the Company. These costs were partially offset by gains resulting from the sale, and closings of related U.S. Treasury short sales, on the remaining $279 million loan portfolio at WMF Capital Corp. With the completion of this sale, WMF Capital Corp. no longer holds loans in inventory for securitization and does not intend to hold such loans in the foreseeable future.

ADVISORY SERVICES reported a $262,000 loss before non-operating interest expense and taxes for the quarter ended December 31, 1998 and a $624,000 loss for the year then ended. Advisory Services, which began operations in the second quarter of 1998, reported an increase in assets under management of $69.0 million in the fourth quarter. Assets under management totaled $138.7 million for the year ended December 31, 1998.

The WMF Group, (NASDAQ: WMFG), headquartered in Vienna, VA., is one of the largest commercial mortgage financial services companies in the country, as measured by servicing portfolio size, according to a survey published by the Mortgage Bankers Association of America. As the nation's largest originator of Fannie Mae and FHA-
                                    --more--

insured multifamily and health care loans, WMF Group has originated more than $9 billion in conventional and FHA-insured multifamily and commercial loans since 1993, and currently has a servicing portfolio of approximately $12.1 billion.

Table to follow

Conference Call: The WMF Group will conduct a conference call to discuss its fourth quarter results on Thursday, February 11, 1999, at 11:00 AM EST. To participate on the call, please call 800-621-5170. If you are unable to do so, you may listen to a recording of the meeting by calling 800-633-8284 (reservation number 11625703) until 1:00 PM EST, Saturday, February 13, 1999.

Note: This press release may contain "forward-looking statements" within the meaning of federal securities law. These forward-looking statements include, among others, statements concerning transactions currently under negotiation or anticipated, the Company's outlook for future periods, business strategies and their anticipated results, similar statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this press release speak only as of the date hereof and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements. Those influential factors include the inability to raise additional capital on favorable terms or at all, adverse industry and economic conditions and adverse changes in interest rates, the secondary mortgage market or in assets securing mortgages. Additional risks are identified in the Company's filings with the Securities and Exchange Commission, including the Company's Prospectus filed on February 3, 1999.

                              Financial Highlights
                                   (unaudited)
                      (in thousands, except per share data)

                                                                       Three Months Ended              Twelve Months Ended
                                                                          December 31                      December 31
                                                                      1998             1997           1998             1997
                                                                  --------------------------------------------------------------
Consolidated Income Statement:
Revenues
         Servicing Fees                                                 $3,728          $3,166         $14,715          $11,871
         Gain on sale of mortgage loans, net                             8,734           7,480          20,999           19,652
         Gain on servicing sales                                         2,026               0           2,026              297
         Structuring fees                                                  108               0             959                0
         Interest income                                                 4,858           2,118          20,844            5,771
         Placement fee income                                            1,787           1,461           8,470            5,330
         Other income                                                    1,431             922           5,463            1,724
                                                                  -------------     -----------    ------------    -------------
                  Total revenues                                        22,672          15,147          73,476           44,645
                                                                  -------------     -----------    ------------    -------------


Expenses:
         Salaries and employee benefits                                 13,682           8,038          38,816           21,163
         General and administrative                                      8,054           2,463          18,813            7,649
         Occupancy                                                       1,575             601           4,736            2,140
         Provision for loan servicing losses                               315             250           1,128              729
         Interest                                                        5,011             993          17,764            2,283
         Loss (Gain) on hedge instruments                               (7,013)              0          36,653                0
         Amortization of servicing rights                                1,377             896           5,153            4,250
         Depreciation and amortization                                     749             480           2,801            1,660
                                                                  -------------     -----------    ------------    -------------
                  Total expenses                                        23,750          13,721         125,864           39,874
                                                                  -------------     -----------    ------------    -------------

Income (loss) before income tax expense                                (1,078)           1,426        (52,388)            4,771

Income tax expense (benefit)                                           (1,681)             709        (19,066)            2,329
                                                                  -------------     -----------    ------------    -------------
Net income (loss)                                                         $603            $717       ($33,322)           $2,442
                                                                  =============     ===========    ============    =============

Net income (loss) per share - Basic                                      $0.11           $0.16         ($6.38)            $0.57
                                                                  =============     ===========    ============    =============

Weighted average shares outstanding                                      5,297           4,433           5,224            4,273
                                                                  =============     ===========    ============    =============
OTHER DATA:
EBITDA: (1)

         Net Income (loss)                                                $603            $717       ($33,322)           $2,442
                  Add: Non operating interest expense                    1,765             195           3,267              758
                  Add: Income tax expense (benefit)                    (1,681)             709        (19,066)            2,329
                  Add: Depreciation and amortization                       749             480           2,801            1,660
                  Add: Amortization of servicing rights                  1,377             896           5,153            4,250
                                                                  -------------     -----------    ------------    -------------
         EBITDA                                                         $2,813          $2,997       ($41,167)          $11,439
                                                                  =============     ===========    ============    =============

Loan sales/fundings                                                 $1,064,900        $654,784      $4,348,721       $2,306,900
Gain on originated mortgage servicing rights                             2,220           1,585           5,980            3,251
Servicing portfolio (outstanding principal balance)                                                 12,142,000       10,870,000
Assets under management                                                                                138,720                0

                                                                       Three Months Ended              Twelve Months Ended
                                                                          December 31                      December 31
                                                                      1998             1997           1998             1997
                                                                  --------------------------------------------------------------

Income Statement by Operating Segment:
-------------------------------------
Revenue
         Mortgage Banking ***                                          $23,333         $15,147         $67,567          $44,645
         Capital Markets                                               (1,026)               0           4,419                0
         Advisory Services                                                 365               0           1,490                0
                                                                  -------------     -----------    ------------    -------------
         Total                                                          22,672          15,147          73,476           44,645

Expenses (2)
         Mortgage Banking ***                                           19,765          13,526          59,169           39,116
         Capital Markets                                                 1,593               0          61,314                0
         Advisory Services                                                 627               0           2,114                0
                                                                  -------------     -----------    ------------    -------------
         Total                                                          21,985          13,526         122,597           39,116

Earnings (loss) before non-operating interest expense and taxes
         Mortgage Banking ***                                            3,568           1,621           8,398            5,529
         Capital Markets                                               (2,619)               0        (56,895)                0
         Advisory Services                                               (262)               0           (624)                0
                                                                  -------------     -----------    ------------    -------------
         Total                                                             687           1,621        (49,121)            5,529


Non-operating interest expense                                           1,765             195           3,267              758
                                                                  -------------     -----------    ------------    -------------
Pretax income (loss)                                                   (1,078)           1,426        (52,388)            4,771

Provision for (recovery of) taxes                                      (1,681)             709        (19,066)            2,329
                                                                  -------------     -----------    ------------    -------------
Net income (loss)                                                         $603            $717       ($33,322)           $2,442
                                                                  =============     ===========    ============    =============

         Mortgage Banking EBITDA ***                                    $5,621          $2,997         $16,076          $11,439
         Capital Markets EBITDA                                        (2,607)               0        (56,766)                0
         Advisory Services EBITDA                                        (201)               0           (477)                0

***  Mortgage Banking operations includes corporate administration.


                                                                               As of            As of
                                                                        December 31,     December 31,
Selected Balance Sheet Data:                                                    1998             1997
                                                                  -----------------------------------
Mortgage loans held for sale reported at fair market value                   $34,217          $49,431
Servicing rights                                                              26,243           26,796
Total assets                                                                 144,677          119,331
Debt
         Warehouse lines of credit                                            34,757           48,743
         Non operating lines of credit                                        40,493           11,161
         Subordinated Debt                                                     3,901           --
Stockholders' equity                                                         $27,378          $38,825

(1) EBITDA is a non-GAAP presentation of the Company's performance and consists of income from operations before non-warehouse interest expense, income taxes, depreciation and amortization. EBITDA is included because it is used in the industry as a measure of a company's operating performance and provides information in addition to that supplied by GAAP-based data regarding the ability of the Company's business to generate cash, but should not be construed as an alternative either (i) to income from operations (determined in accordance with GAAP) as a measure of profitability or (ii) to cash flows from operating activities (determined in accordance with GAAP). EBITDA does not take into account the Company's debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses. EBITDA as measured by the Company may not be comparable to EBITDA as measured by other companies.

(2) For the three months and twelve months ended December 31, 1998, the Company recognized reorganization and recapitalization expenses of approximately $2.0 million with approximately $1.7 million in Mortgage Banking and $341,000 reported in Capital Markets.